Exhibit 99.1

For more information:
Joe McCreery - Head of Investor Relations
903-988-6425
FOR IMMEDIATE RELEASE

MARTIN MIDSTREAM PARTNERS L.P. ANNOUNCES
ACQUISITION OF REDBIRD CLASS A EQUITY INTERESTS &
CROSS PACKAGING ASSETS

KILGORE, TX - October 2, 2012 (GlobeNewswire) - Martin Midstream Partners L.P. (NASDAQ: MMLP) (“MMLP” or the “Partnership”) announced today the closing of two separate purchase agreements with certain wholly-owned subsidiaries of Martin Resource Management Corporation (“MRMC” or the “Parent”), the owner of Martin Midstream GP LLC (the “General Partner”), the general partner of MMLP.

In the first transaction, MMLP purchased certain specialty lubricant product packaging assets (the “Packaging Assets”) from Cross Oil Refining & Marketing, Inc. (“Cross”), a wholly-owned subsidiary of the Parent. Total consideration for the Packaging Assets consisted of $121.8 million in cash, including working capital of approximately $36.8 million at closing, subject to certain post-closing adjustments. The purchase of the Packaging Assets was funded using availability under the Partnership's existing credit facility.

In the second transaction, the Partnership purchased all of the remaining Class A equity interests in Redbird Gas Storage LLC (“Redbird”) for $150.0 million in cash. Redbird was formed by the Partnership and MRMC in 2011 to invest in Cardinal Gas Storage Partners (“Cardinal”). Cardinal is a joint venture between Redbird and Energy Capital Partners (“ECP”) that is focused on the development, construction, operation and management of natural gas storage facilities across North America. Prior to closing, MMLP owned both a 10.7% Class A and a 100% Class B interest in Redbird. Redbird is now a wholly-owned subsidiary of MMLP which effectively owns a 38.1% fully diluted membership interest in Cardinal. The purchase of the remaining Class A equity interests in Redbird was also funded using availability under the Partnership's existing credit facility.

In conjunction with the Redbird transaction, our General Partner has agreed to relinquish its right to receive the next $18.0 million in incentive distributions that it would otherwise be entitled to from MMLP. Additionally, our General Partner has agreed to relinquish up to an additional $7.5 million in incentive distributions if certain cash distribution targets from Cardinal are not achieved in 2015 and 2016.

Ruben Martin, President and Chief Executive Officer of MMLP's General Partner said, “We are pleased to be announcing two separate drop downs today exemplifying the diverse nature of our Partnership. Our purchase of the Cross Packaging Assets creates another solid growth platform for MMLP from the fragmented packaging business. These assets provide further integration to MMLP's Cross lubricant facility from which we will work to lever into additional market share going forward. We expect distributable cash flow growth from our packaging assets going forward as we expect our volume and market share to increase over time."

“Additionally, we are pleased to acquire the remaining portion of the Redbird Gas Storage joint venture. The project is entering a period when multiple previously contracted storage assets are coming on line in less than a year. Our continued investment in Redbird Gas Storage reflects our view that Cardinal owns and is developing best-in-class, strategically-located natural gas storage assets. These assets represent continued focus on bringing high quality, fee-based cash flows to MMLP and its unitholders."

“Finally today, we are announcing that the owner of our general partner has reached a full and final settlement of all of the ongoing litigation disclosed in previous filings. We view this as an extremely positive development not only for MRMC, but also for MMLP, as the overhang to both operations has finally been removed. We are excited about the future of the Partnership as we continue to expand and diversify for the future.”

Packaging Assets

The acquisition of the Packaging Assets represents MMLP's growing commitment to the specialty lubricant products business. With this acquisition, MMLP will be one of the largest independent manufacturers and distributors of specialty lubricant products, with estimated volumes in excess of 40 million gallons annually. These specialty lubricant products are used in various applications including hydraulic fluids, transmission fluids, motor oils, gear oils as well as other commercial and industrial applications.

The Packaging Assets are primarily located on-site at MMLP's naphthenic lubricant refinery in Smackover, Arkansas providing MMLP with the only single-site, fully-integrated lubricant refining, blending and packaging facility in the United States. The assets include a 235,000 square foot production and warehouse facility, 2.8 million gallons of bulk storage and on-site, state-of-the-art blending and packaging equipment. In addition, the Packaging Assets include a warehouse and bulk lubricant blending and storage facility in Kansas City, Kansas.

Based on current market conditions and operational estimates, MMLP estimates the acquisition of the Packaging Assets will add an incremental $11 to $13 million of cash flow in 2013. Furthermore, low-cost growth capital expenditures and efficiency improvements across our lubricants business should drive additional growth in volumes and cash flows beyond 2013.

Cardinal

Cardinal currently has four natural gas storage projects in operation or under development, located in the southeastern United States. Current working gas capacity totals approximately 19 billion cubic feet (“bcf”). An additional 35 bcf is expected to come on line in the summer of 2013. Including this new capacity, approximately 76% of our working gas storage capacity is under long-term contracts with an average weighted contract life of approximately 7 years.

Three projects currently in development are under project financing arrangements with certain provisions that require cash flow sweeps and amortization of outstanding debt. As a result, Cardinal has not historically made distributions to its members with respect to these projects. Assuming no refinance of these Cardinal project financings, MMLP expects no material distributions from these projects in 2013 and 2014. Based on current market conditions and operational estimates, however, Cardinal intends to refinance the project finance debt into a revolving credit facility late 2013 or 2014.

MMLP currently anticipates investing a total of $30 to $40 million in Cardinal for these three projects in 2013 and 2014. Assuming a Cardinal refinancing at the end of 2014, MMLP estimates total distributions from these projects of $20 to $30 million in 2015.

Advisors

The following advisors served in their respective roles for both transactions: Simmons & Company International provided fairness opinions to the Conflicts Committee and to the Board of Directors of the General Partner. Munsch, Hardt, Kopf & Harr P.C. acted as legal counsel to the Conflicts Committee and Locke Lord LLP acted as legal counsel to the Partnership. Strasburger Price, LLP acted as legal counsel to MRMC.

Forwarding Looking Statements

Statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside MMLP's control, which could cause actual results to differ materially from such statements. While MMLP believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. Martin Midstream Partners disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.

About Martin Midstream Partners L.P.

Martin Midstream Partners is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership's primary business lines include: terminalling and storage services for petroleum products and by-products; NGL distribution services; and sulfur and sulfur-based products processing, manufacturing, marketing and distribution; marine transportation services for petroleum products and by-products. Additionally, the Partnership processes and packages naphthenic lubricating oils for specialty applications used in the automotive, energy, and petrochemical industries

Additional information concerning Martin Midstream is available on its website at www.martinmidstream.com.

About Martin Resource Management Corporation

Martin Resource Management Corporation (MRMC) through its various subsidiaries is an independent provider of marketing and distribution and transportation of hydrocarbon products and by-products including molten sulfur, sulfur-based derivatives, fuel oil, natural gas liquids (NGLs), asphalt, paper mill liquids, and other bulk tank liquids. In addition, the Company manufactures and markets processed sulfur products including fertilizer and emulsified sulfur. Additionally, the Company markets and distributes naphthenic lubricating oils for specialty applications used in the automotive, energy and petrochemical industries.